Exhibit 99.1

Rapid7 Announces Strategic Changes to its Board of Directors; Appoints General Counsel

Marc Brown and Tom Schodorf appointed to the Board of Directors to bring additional expertise in driving growth, company scale, and IT operations market; Christopher Young retires from board; Peter Kaes promoted to General Counsel

Boston, MA – July 19, 2016 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced that it has appointed Marc Brown and Tom Schodorf to its Board of Directors, effective July 15, 2016. These leaders bring experience, knowledge, and skills valuable to Rapid7’s growth, value creation, and operational excellence. Also, after more than five years of service, Christopher Young will retire following the next regularly scheduled meeting of the board on or around August 3, 2016.

“I am delighted that Marc and Tom have joined the Rapid7 board and I look forward to working with them as we continue driving strong growth and scale in our business,” said Alan Matthews, chairman of the Board of Directors. “I’d also like to take this opportunity to thank Christopher Young for his leadership, guidance, and dedication to Rapid7 over the past five years. We wish him success in all his future endeavors.”

“Marc and Tom bring expertise in business development, operations, and go-to-market strategy. They are terrific additions to our board and support our continued success in addressing the tremendous opportunities in cyber security and IT,” said Corey Thomas, chief executive officer and president of Rapid7. “We’re excited to have their leadership on our board as Rapid7 continues innovating with our unique security data and analytics technology platform.”

About Rapid7’s new board members:

Marc Brown, Director

Marc brings strategic insights into scaling financial operations and driving value creation. Marc is currently the managing director of corporate development at Microsoft Corporation. Marc has nearly 22 years of business and legal experience, with a focus on mergers and acquisitions and equity investments.

https://www.rapid7.com/company/leadership.jsp?name=Marc_Brown

Tom Schodorf, Director

Tom brings significant experience in scaling go-to-market operations, as well as unique insights to Rapid7’s strategy for disrupting the legacy SIEM and IT operations markets. Tom previously served as the senior vice president, field operations of Splunk Inc., a provider of log-management and analytic-systems software. He has more than 30 years of software and professional experience.

https://www.rapid7.com/company/leadership.jsp?name=Tom_Schodorf

Rapid7 also announced that Peter Kaes has been named general counsel. Peter joined Rapid7 in January 2014 as vice president of legal and has played a key role in the Company’s initial public offering (IPO), M&A activities, and commercial customer operations. As general counsel, Peter has overall responsibility for the strategic direction and coordination of Rapid7’s legal activities worldwide.

“Peter has been an instrumental member of the Rapid7 team and we are thrilled that he is taking on this senior role,” said Thomas.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 5,300 organizations across over 100 countries, including 36% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

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Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements relating to the Company’s growth strategy, delivering long-term value and the company’s future market opportunities, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended March 31, 2016 filed with the Securities and Exchange Commission on May 12, 2016, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Investor Relations Contact:

Rapid7 Investor Relations

Email: investors@rapid7.com

Phone: +1 857 415 4419

Press Contact:

Rachel E. Adam, Senior PR Manager

Email: press@rapid7.com

Phone: +1 857 415 4443

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